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                                                                   EXHIBIT 10.19

                          CITIZENS BANKING CORPORATION
                            MANAGEMENT INCENTIVE PLAN


I.       PURPOSE:

         1.       Ensure achievement of strategic goals.

         2.       Align management more closely with shareholder

         3.       Strengthen links between pay and performance.

II.      ELIGIBILITY:

         Senior Vice Presidents and above and certain other officers based upon corporate responsibility who are not participants in another established incentive plan with payment amounts determined by performance in relation to goal. Awards will be pro-rated based on months served for staff members with less than 12 months of service in a Plan Year. Staff members become eligible to participate in the plan by virtue of promotion or new hire. A staff member who terminates employment before the Plan Year is not eligible to receive an award.


III.     INCENTIVE COMPONENTS:

           PARTICIPATION IN THE PLAN WILL BE TRIGGERED BY ACHIEVING EPS AND ROE

         Individual bonus awards will be based on: Net Core Deposit Growth, Net Loan Growth, Net Interest Income, Credit Quality and Non Interest Income, Discretionary with a personal performance factor.

IV.      PARTICIPATION RATE:

         The participation rate for individual positions is benchmarked from market data research provided by various surveys and consultants.

V.       AWARD DETERMINATION:

         SALARY  X PARTICIPATION RATE X SERVICE FACTOR        =        POOL

                    Pool is broken down into two categories:

                              75%                                             25%

         COMPONENTS                        PERCENTAGE                COMPONENT        PERCENTAGE
         Net Loan Growth                   25%                       Discretionary    100%
         Net Core Deposit                  15%
         Net Interest Income               20%
         Non-Interest Income               15%
         Credit Quality                    25%
                [X] All independent components



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VI.      PERFORMANCE FACTOR:

         For the discretionary component, a performance indicator of 0% to 150% will be applied.


VII.     SERVICE FACTOR:

         The service factor is equal to the number of months the participant is employed with the corporation during the plan year. Example: 1.0 is equal to 12 months, .5 is equal to 6 months.

VIII.    AWARD PAYMENTS:

         All awards earned under Management Incentive Plan will be paid as soon as practical following approval by the Compensation and Human Resources Committee.


IX.      ADDITIONAL PROVISIONS:

         The Management Incentive Plan shall be administered by the Compensation and Human Resources Committee of the Corporation.

         The incentive award for the Chairman and President and CEO will be determined by the Compensation and Human Resources Committee of Citizens Banking Corporation Board of Directors.

         A special award fund (Discretionary) equal to 15% of the aggregate incentive award will be available for individual awards as determined by the President and CEO. Awards from this fund are made to staff members who are not participants in the Management Incentive Plan.

         Awards for the Discretionary Fund will be made only in recognition of exemplary achievements. Distribution of all available amounts in this fund is not mandatory.

         Participation in the Management Incentive Plan shall not be construed as giving any employee the right to continued employment with the corporation for the full or for any subsequent period.

X.       DISCRETIONARY GUIDELINES:

         OBJECTIVES: Recognize and promote exemplary individual performance or initiative.

         ELIGIBLE PARTICIPANTS: All staff members are eligible except staff members who are in established incentive plans with payment amounts determined by performance in relation to established goals.

         NOMINATION PROCESS: Managers would nominate staff member(s) according to established guidelines. They would also obtain concurrence and approval from their respective Direct Report to the CEO.

         MONETARY GUIDELINES: Range of $500 to $3000. Larger amounts could be given in exceptional circumstances.

         GUIDELINES: Discretionary awards should be given in recognition for one or more of the following performance criteria:



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         Earnings:

               o    Expense reduction

               o    Revenue enhancement

         Innovation:

               o    Continuous improvement efforts

               o    Innovative delivery alternatives

               o    Foresight and planning to prevent crises

         Achievement:

               o Unique/specialized skills or knowledge of value to the company, i.e., Key Performers

               o    Sustained high performance

               o Exemplary performance during unusual circumstances or specific events

               o Special projects completed in an exceptional manner or ahead of schedule

               o    Superior client service



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                      PERFORMANCE PLAN ELIGIBILITY POLICIES


         o If participant is on corrective action on the last day of the quarter/year they are not eligible for incentive payment

         o Minimum annual performance rating of Learning required in most recent Annual Performance Review in both Key Performance Activities and Competencies

         o This plan does not represent a contract with any individual plan participant

         o The plan may be changed, modified or terminated at any time throughout the plan year

         o DISCRETIONARY JUDGEMENT will be used by management as a final factor in the determination of payment